(Multicurrency—Cross Border)
ISDA®
International Swap and Derivatives Association, Inc.
MASTER AGREEMENT
dated as of September 7, 2006

SWISS RE FINANCIAL PRODUCTS CORPORATION	and	WELLS FARGO BANK, N.A., not individually, but solely as Trust Administrator on behalf of the Fremont Home Loan Trust 2006-C, Mortgage Backed Certificates, Series 2006-C

(“Party A”)		(“Party B”)
have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.
Accordingly, the parties agree as follows:—
1. Interpretation
(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.
(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.
(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.
2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.
(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.
(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.
Copyright © 1992 by International Swap and Derivatives Association, Inc.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.
(c) Netting. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,
by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.
The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.
(d) Deduction or Withholding for Tax.
(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—
(1) promptly notify the other party (“Y”) of such requirement;
(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;
(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and
(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—
(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or
(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:—
(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);
(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X, then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).
(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.
3. Representations
Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—
(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;
(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;
(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.
(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.
(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.
(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—
(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—
(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and
(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.
(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.
(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.
(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.
(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.
5. Events of Default and Termination Events
(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—
(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;
(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;
(iii) Credit Support Default.
(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;
(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or
(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;
(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;
(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);
(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);
(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—
(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or
(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—
(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or
(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.
(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—
(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—
(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or
(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;
(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));
(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);
(iv) Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or
(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).
(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination
(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).
(b) Right to Terminate Following Termination Event.
(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.
(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.
If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).
Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.
(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.
(iv) Right to Terminate. If:—
(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or
(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.
(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.
(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).
(d) Calculations.
(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.
(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.
(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.
(i) Events of Default. If the Early Termination Date results from an Event of Default:—
(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.
(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.
(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.
(ii)	Termination Events. If the Early Termination Date results from a Termination Event:—
(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.
(2)	Two Affected Parties. If there are two Affected Parties:—
(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and
(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).
If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.
(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).
(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer
Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —
(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and
(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency
(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.
(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.
(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.
(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous
(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.
(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.
(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.
(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.
(e) Counterparts and Confirmations.
(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.
(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.
(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties
(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.
(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.
(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.
11. Expenses
A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices
(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—
(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient’s answerback is received;
(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);
(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.
(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to
it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—
(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and
(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.
Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or reenactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.
(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
14. Definitions
As used in this Agreement:—
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).
“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.
“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.
“Applicable Rate” means:—
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;
(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;
(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).
“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.
“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.
“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).
“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).
“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.
“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.
“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.
“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.
“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party’s head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.
“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.
“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.
“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.
“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—
(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined;
and
(b) such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.
“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.
“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.
“Stamp Tax” means any stamp, registration, documentation or similar tax.
“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.
“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).
“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).
“Termination Currency” has the meaning specified in the Schedule.
“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.
“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.
“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.
“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a) (iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.
IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

SWISS RE FINANCIAL PRODUCTS CORPORATION	WELLS FARGO BANK, N.A., not individually, but solely as Trust Administrator on behalf of the Fremont Home Loan Trust 2006-C, Mortgage Backed Certificates, Series 2006-C

/s/ Linda H. Singer	/s/ Graham Oglesby

By: Linda H. Singer	By: Graham Oglesby
Title: Vice President	Title: Assistant Vice President
Date: September 7, 2006	Date: September 7, 2006
(Signature Page to the ISDA Master Agreement — Fremont 2006-C)

(Multicurrency — Cross Border)
ISDA®
International Swaps and Derivatives Association, Inc.
SCHEDULE
to the
Master Agreement
dated as of September 7, 2006
between

SWISS RE FINANCIAL PRODUCTS CORPORATION	and	WELLS FARGO BANK, N.A., not individually, but solely as Trust Administrator on behalf of the Fremont Home Loan Trust 2006-C, Mortgage Backed Certificates, Series 2006-C
(“Party A”)		(“Party B”)
Part 1
Termination Provisions.
(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable
and in relation to Party B for the purpose of:

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable
(b)	“Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)	Certain Events of Default. The following Events of Default will apply to the parties as specified below, and the definition of “Event of Default” in Section 14 is deemed to be modified accordingly:
Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B
Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party B.
Section 5(a)(iii) (Credit Support Default) will not apply to Party B.
Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.
Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.
Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.
Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that clause (2) thereof shall not apply to Party B.
Section 5(a)(viii) (Merger without Assumption) will apply to Party A and will not apply Party B.
(d)	Termination Events. The following Termination Events will apply to the parties as specified below:
Section 5(b)(i) (Illegality) will apply to Party A and Party B.
Section 5(b)(ii) (Tax Event) will apply to Party A and Party B.
Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and will not apply to Party B; provided for clarification that Party B may be a Burdened Party for purpose of this provision.
Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.
(e)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
(i)	Market Quotation will apply.

(ii)	The Second Method will apply.
(g)	“Termination Currency” means United States Dollars.

(h)	Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):
(i)	Swap Counterparty Downgrade: Party A fails to comply with the Downgrade Provisions as set forth in Part 5(b). For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

(ii)	Termination of the Trust: The Trust Fund: (as defined in the Pooling and Servicing Agreement, dated as of September 1, 2006 among FREMONT MORTGAGE SECURITIES CORPORATION, as depositor, Fremont Investment & Loan as sponsor, originator and servicer, Wells Fargo Bank, N.A., as trust administrator, swap administrator and master servicer and HSBC Bank USA, National Association, as trustee (the Pooling and Servicing Agreement) is terminated pursuant to the Pooling and Servicing Agreement, provided, however, that notwithstanding Section 6(b)(iv) of the Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

(iii)	Material and Adverse Change to PSA: The Pooling and Servicing Agreement is amended or modified without the prior written consent of Party A, where such consent is required under the terms of the Pooling and Servicing Agreement.

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(iv)	Optional Redemption: Irrevocable Notice of Servicer’s intention to exercise its option to purchase the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement provided, however, that notwithstanding Section 6(b)(iv) of the Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event. If such an Additional Termination Event occurs then, for purposes of calculating payments on Early Termination pursuant to Section 6(e), the definition of Notional Amount in the Confirmation shall be deleted in its entirety and replaced with the following:

“With respect to each Calculation Period, the product of (i) Notional Amount as set forth in Schedule A attached hereto multiplied by (ii) 250.”

(v)	Provision of Information Required by Regulation AB: Party A shall fail to comply with the provisions of Part 5(s) upon the occurrence of a Swap Disclosure Event. For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(v).
Part 2
Tax Representations.
(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:
(i)	Party A represent that it is a corporation duly organized and existing under the laws of the State of Delaware and is a United States Resident for United States federal tax purposes.

(ii)	Party B represents that it is the Trust Administrator, not in its Individual Capacity, but solely as Trust Administrator for Fremont Home Loan Trust 2006-C, Mortgage-Backed Certificates, Series 2006-C under the Pooling and Servicing Agreement.

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Part 3
Agreement to Deliver Documents.
For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:
(a) Tax forms, documents or certificates to be delivered are:

Party required
to deliver
document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B	Any form or document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.	Promptly upon reasonable demand by the other party.
(b) Other documents to be delivered are:

Party required			Covered by
to deliver		Date by which to be	Section 3(d)
document	Form/Document/Certificate	delivered	Representation
Party A and Party B	Incumbency Certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute this Agreement which sets forth the specimen signatures of each signatory to this Agreement and each Confirmation signing on its behalf.	Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes

Party A	Opinions of counsel of Party A reasonably satisfactory to Party B.	Concurrently with the execution and delivery of the Confirmation.	No

Party B	Opinions of counsel of Party B reasonably satisfactory to Party A.	Concurrently with the execution and delivery of the Confirmation.	No

Party A	The Guaranty of Swiss Re dated as of the date hereof.	Concurrently with the execution and delivery of the Confirmation.	No

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Party required			Covered by
to deliver		Date by which to be	Section 3(d)
document	Form/Document/Certificate	delivered	Representation
Party B	An executed copy of the Pooling and Servicing Agreement.	Within 30 days after the date of this Agreement.	No

Party A	A copy of the most recent annual report of Swiss Re containing financial statements certified by independent public accountants and prepared in accordance with Swiss law.	Concurrently with the execution and delivery of this Agreement and promptly following request by Party B thereafter	Yes

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Part 4.
Miscellaneous.
(a)	Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:
Notices should be sent to the address of the relevant branch set out in the relevant Confirmation (as may be amended from time to time), provided that in the case of notices or communications relating to Section 5, 6, 7, 11 or 13 to, such notices should be sent to:

Address:	Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention: Head of Operations
Facsimile No. (917) 322-7201
With a copy to

Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention: Legal Department
Facsimile No.: (212) 317-5474

Party B:

Address:	Wells Fargo Bank, N.A.
9062 Old Annapolis Rd.
Columbia, Maryland 21045
Attn:	Client Manager – Fremont 2006-C
Fax #:	(410) 715-2380
Phone#	(410) 884-2000
(b)	Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party. Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.

(f)	Credit Support Document. With respect to Party A, the Guaranty of Swiss Re dated as of the date hereof.

(g)	Credit Support Provider.

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Credit Support Provider means in relation to Party A: Swiss Reinsurance Company (“Swiss Re”) Credit Support Provider means in relation to Party B: Not Applicable.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402).

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions (in each case starting from the date of this Agreement).

(j)	“Affiliate.” Each of Party A and Party B shall be deemed to have no Affiliates, including for purposes of Section 6(b)(ii).

(k)	Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”, (ii) deleting “; and” from the end of subparagraph 1 and inserting “.” at the end of such provision, and (iii) deleting the final paragraph thereof.

(l)	Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(m)	Consent to Recording. Each party (i) consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, (ii) waives any further notice of such monitoring or recording, and (iii) agrees to notify (and, if required by law, obtain the consent of) its officers and employees with respect to such monitoring or recording. Any such recording may be submitted in evidence to any court or in any Proceeding for the purpose of establishing any matters pertinent to this Agreement or any Transaction.

(n)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

The parties shall endeavor to engage in good faith negotiations to replace any illegal, invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable term, provision, covenant or condition.

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Part 5.
Other Provisions.
(a)	Definitions.
This Agreement, including each Confirmation and each Swap Transaction, is subject to the 2000 ISDA Definitions, as amended, supplemented, updated, and superseded from time to time (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) and will be governed in all respects by the Definitions (except that references to “Swap Transactions” shall be deemed to be references to “Transactions”). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail (and, in the event of any inconsistency between any Confirmation and the Definitions, the Confirmation will control). Any reference in a Confirmation to any Definitions which are amended or supplemented in this Schedule shall be deemed to be a reference to such Definitions as so amended or supplemented, unless the Confirmation states, by specific reference to any such amendment or supplement, that such amendment or supplement will not apply in respect of the Transaction to which such Confirmation relates. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the Pooling and Servicing Agreement.
(b)	Downgrade Provisions.
Ratings Downgrade Event. It shall be a “Ratings Downgrade Event” if at any time Party A fails to meet the Required Rating (as such term is defined below). If a Ratings Downgrade Event occurs, then, within thirty (30) days following the Ratings Downgrade Event (unless, within thirty (30) days of such Ratings Downgrade Event, each of S&P, Fitch, Moody’s and Dominion (each a “Rating Agency”) has reconfirmed the rating of the Certificates which was in effect immediately prior to such Ratings Downgrade Event), Party A shall take one of the following four actions (each action at Party A’s sole expense):
(A)	Replace Itself: Find a party that has the Required Rating and, subject to the Rating Agency Condition, to whom all of Party A’s interests and obligations under this Agreement shall be assigned at no cost to Party B, and following which Party A shall be released from all further obligations under this Agreement, or

(B)	Post Collateral: deliver collateral within (30) days of such Ratings Downgrade Event, pursuant to an ISDA Credit Support Annex (subject to New York Law) that satisfies the Rating Agency Condition and concurrently with such delivery of Eligible Collateral, Party A shall cause its counsel to deliver an opinion as to the enforceability of Counterparty’s security interest in such Eligible Collateral (i.e. that, notwithstanding Party A’s insolvency, the collateral will be available to meet swap obligations free from any preference claim or moratorium) that satisfies the Rating Agency Condition and which will be sufficient to restore the immediately prior ratings of the Certificates, or

(C)	Obtain a Guaranty: Obtain a guaranty of Party A’s obligations under this Transaction from a third party that meets or exceeds the Required Ratings in form and substance (that satisfied the Rating Agency Condition) or

(D)	Other Arrangement with Ratings Agency Approval: Establish any other arrangement, subject to the Rating Agency Condition, which will be sufficient to restore the immediately prior ratings of the Certificates.

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If Party A has failed to take one of the aforementioned actions within thirty (30) days of the Ratings Downgrade Event, then, at the option of Party B, such failure shall constitute an Additional Termination Event with Party A as the sole Affected Party.
“Required Rating” means, with respect to Party A or an entity guaranteeing the obligations of Party A, (x) either (i) if Party A or such entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if Party A or such entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s, and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if Party A or such entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.
Subject to the Rating Agency Condition but notwithstanding the foregoing, immediately upon, but in no event more than ten (10) days after, the occurrence of either of the following conditions, Party A shall find a party acceptable to Party B, which acceptance, shall not be unreasonably withheld, to whom all of Party A’s interests and obligations under this Agreement shall be assigned at no cost to Party B, and following which Party A shall be released from all further obligations under this Agreement:
(1)	Party A’s Short Term rating is reduced below “A-3” by S&P or Party A’s long-term unsecured and unsubordinated debt rating (its “Long Term rating”) is reduced below “BBB-” by S&P or

(2)	S&P or Moody’s withdraws its ratings of Party A.
“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or filing to act must consult with each of Moody’s, S&P and Fitch, and any rating agency then providing a rating of the Certificates at the request of the Depositor and receive from each such rating agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating on the Certificates.
(c)	Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):
(vi) Eligible Contract Participant. It is an “eligible contract participant” as defined in section 1a(12) of the U.S. Commodity Exchange Act.
(vii) Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.
(viii) Relationship between Party A and Party B. Subject as provided in Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):
(1) Principal. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

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(2) Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.
(3) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.
(4) Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.
(d)	Section 4 is hereby amended by adding the following new agreement:
(f) Actions Affecting Representations. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.
(e)	Section 1(c). For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.
(f)	Trustee Administrator Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as Trust Administrator for FREMONT HOME LOAN TRUST 2006-C, Mortgage-Backed Certificates, Series 2006-C, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of FREMONT HOME LOAN TRUST 2006-C, Mortgage-Backed Certificates, Series 2006-C is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only FREMONT HOME LOAN TRUST 2006-C, Mortgage-Backed Certificates, Series 2006-C, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A. individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents.
(h)	Proceedings. Without impairing any right afforded to it under the Pooling and Servicing Agreement as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against the Depositor or Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer

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the applicable preference period then in effect, following indefeasible payment in full of the Certificates. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(i)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:-

“to another account in the same legal and tax jurisdiction as the original account”

(j)	Pooling and Servicing Agreement.

Notwithstanding any of the other provisions of Section 10.01 of the Pooling and Servicing Agreement, Party B shall not enter into any amendment to Section of the Pooling and Servicing Agreement which would have a material and adverse effect to the rights and/or obligations of Party A without the prior written consent of the Party A.

(k)	Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement (which Agreement includes without limitation, the Master Agreement to which this Schedule is attached, this Schedule and the Confirmation). The provisions for set-off set forth in Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(l)	Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)	Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates other than disclosure relating to it included in the Prospectus Supplement; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

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(n)	Amendments. This Agreement will not be amended unless Party B shall have received (i) prior written confirmation from each of the Rating Agencies that such amendment will not cause S&P, Moody’s or Fitch to downgrade or withdraw its then-current ratings of any outstanding Certificates.

(o)	Gross-up. Section 2(d)(i)(4) shall only apply in the event Party A is “X” and Party B is “Y” thereunder.

(p)	Payment Dates. Notwithstanding anything to the contrary in the Agreement, (i) Party B will not be required to make any payment specified in a Confirmation until the next scheduled Distribution Date (as defined in the Pooling and Servicing Agreement) and (ii) if an amount is calculated as being due in respect of any Early Termination Date under 6(e) from Party B to Party A, the payment will be due on the next subsequent Distribution Date or if such Early Termination Date is the final Distribution Date, on such final Distribution Date

(q)	Swap Administrator. The parties acknowledge that Wells Fargo Bank, N.A. has been appointed as “Swap Administrator” under the Swap Administration Agreement, dated as of September 7, 2006, among the Swap Administrator, Party B and FREMONT HOME LOAN TRUST 2006-C (the “Swap Administration Agreement”) to receive all Net Swap Payments (as defined in the Pooling and Servicing Agreement) to be made by Party A under this Agreement. Party A agrees that it will make Net Swap Payments to the Swap Administration Account (as defined in the Swap Administration Agreement) established by the Swap Administrator.

(r)	Transfer. Section 7 is hereby amended by adding in the third line thereof after the clause “that: -” the words “provided that the Rating Agency Condition is satisfied.”

(s)	Compliance with Regulation AB. (i) For purposes of Item 1115 of Subpart 229.1100 – Asset Backed Securities (Regulation AB) (17 C.F.R. ss.ss.229.1100 – 229.1123) (“Regulation AB”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended and interpreted by the Securities and Exchange Commission and its staff, if the Depositor or Party B makes a determination, acting reasonably and in good faith, that (x) the applicable “significance percentage” with respect to this Agreement has been reached, and (y) it has a reporting obligation under the Exchange Act, then Party A shall, within five (5) Business Days after notice to that effect, at its sole expense, take one of the following actions (each subject to satisfaction of the applicable requirements of the Rating Agencies): (1) provide (including, if permitted by Regulation AB, provision by reference to reports filed pursuant to the Exchange Act or otherwise publicly available information): (A) the financial data required by Item 301 of Regulation S–K (17 C.F.R. §229.301), pursuant to Item 1115(b)(1); (B) financial statements meeting the requirements of Regulation S–X (17 C.F.R. §§210.1–01 through 210.12–29, but excluding 17 C.F.R. ss. 210.3–05 and Article 11 of Regulation S–X (17 C.F.R. ss. ss. 210.11–01 through 210.11–03)), pursuant to Item 1115(b)(2); or (C) such other financial information as may at the time be required or permitted to be provided in satisfaction of the requirements of Item 1115(b), together with accountants consents and/or a procedure letter relating thereto; or (2) secure another entity able to comply with the requirements of Item 1115(b) of Regulation AB to replace Party A as party to this Agreement, on substantially similar terms, the debt rating of which entity (or credit support provider therefor) meets or exceeds the applicable requirements of the applicable Rating Agencies.
(ii) For so long as the aggregate significance percentage is 10% or more, Party A shall provide any updates to the information provided pursuant to clause (i)(1) above to the Depositor within five (5) Business Days following availability thereof (but in no event more than 45 days after the end of each of Party’s fiscal quarter for any quarterly update, and in no event more than 90 days after the end of each of Party A’s fiscal year for any annual update).

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(iii) All information provided pursuant to clauses (i)(1) and (ii) shall be in a form suitable for conversion to the format required for filing by the Deposition with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR). In addition, any such information, if audited, shall be accompanied by any necessary auditor’s consents or, if such information is unaudited, shall be accompanied by an appropriate agreed-upon procedures letter from Party A’s accountants. If permitted by Regulation AB, any such information may be provided by reference to or incorporation by reference from reports filed pursuant to the Exchange Act.
(t)	Third Party Beneficiary. The Depositor shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of the Depositor’s rights explicitly specified herein.

(u)	Non-Recourse. Notwithstanding any provision herein or in the Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Pool I Swap Account and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Pool I Swap Account and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Pool I Swap Account and the proceeds thereof, any claims against or obligations of Party B under the Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trust Administrator shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the Pool I Swap Account from the Trust created pursuant to the Pooling and Servicing Agreement.

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IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.

SWISS RE FINANCIAL PRODUCTS CORPORATION		and	WELLS FARGO BANK, N.A., NOT INDIVIDUALLY, BUT SOLELY AS TRUST ADMINISTRATOR ON BEHALF OF THE FREMONT HOME LOAN TRUST 2006-C, MORTGAGE-BACKED CERTIFICATES, SERIES 2006-C.

(“Party A”)			(“Party B”)

By:	/S/ Linda H. Singer		By:	/s/ Graham Oglesby
Name: Linda H. Singer			Name: Graham Oglesby
Title: Vice President			Title: Assistant Vice President
Date: September 7, 2006			Date: September 7, 2006
(Signature Page for ISDA Schedule — Fremont 2006-C)

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SWISS RE FINANCIAL PRODUCTS CORPORATION
55 East 52nd Street
New York, New York 10055
Fax: (917) 322-7201/Phone: (212) 407-7322

To:	Fremont Investment & Loan (“Party B” or “Counterparty”)

Attn:	Jeffery Crusinberry
Fax No:	(714) 431-1436
From:	SWISS RE FINANCIAL PRODUCTS CORPORATION (“Party A” or “Swiss Re”)
Date:	September 7, 2006
Reference:	1058464
Swap Confirmation
The purpose of this facsimile (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation supersedes any previous Confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between us as to the terms of the Transaction. This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement referred to below.
The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation. In the event of any inconsistency between the 2000 Definitions and this Confirmation, this Confirmation will govern for the purposes of the Transaction. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 Definitions. Capitalized terms used in this Confirmation and not defined in this Confirmation or the 2000 Definitions shall have the respective meaning assigned in the Agreement. Each party hereto agrees to make payment to the other party hereto in accordance with the provisions of this Confirmation and of the Agreement. In this Confirmation, “Party A” means Swiss Re and “Party B” means the Counterparty.
This Confirmation supersedes any previous Confirmation or other communication with respect to the Transaction and evidences a complete and binding agreement between you and us as to the terms of the Swap Transaction to which this Confirmation relates. This Confirmation is subject to the terms and conditions of the ISDA Master Agreement dated as of September 7, 2006, between each of Party A and Party B and shall form a part of and be subject to that ISDA Master Agreement. For avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Master Agreement.
Each party represents to the other party that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary): -
(a)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction: it being understood that information and

1

explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(b)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(c)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of the Transaction.
The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	For each Calculation Period, the Notional Amount shall equal the lesser of:

A) the aggregate Certificate Principal Balance of the Senior Certificates and Subordinate Certificates immediately prior to the related Distribution Date multiplied by a ratio, the numerator of which is 1 and the denominator of which is 250, and

B) the Scheduled Notional Amount on the Scheduled Distribution Date as described in Schedule A below.

Trade Date:	August 22, 2006

Effective Date:	September 7, 2006

Termination Date:	The earlier of (i) the date on which the Notional Amount is zero and (ii) August 25, 2011, subject to adjustment in accordance with the Following Business Day Convention, provided however, the final Fixed Rate Period End Date will use No Adjustment.

Initial Payment:

Initial Payment Payer:	Party A

Initial Payment Amount	$5,550,000

Initial Payment Date	September 7, 2006

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Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing October 25, 2006, and ending on August 25, 2011, inclusive, subject to No Adjustment.

Fixed Rate Payer Payment Dates:	Early Payment shall be applicable. For each Calculation Period, the Fixed Rate Payer Payment Date shall be the first Business Day prior to the related Fixed Rate Payer Period End Date.

Fixed Amount:	250 x Fixed Rate x Notional Amount x Fixed Rate Day Count Fraction

Fixed Rate:	5.46%.
Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Rate Payer Period End Dates:	The 25th calendar day of each month during the Term of this Transaction, commencing October 25, 2006, and ending on August 25, 2011, inclusive, subject adjustment in accordance with Following Business Day adjustment.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. For each Calculation Period, the Floating Rate Payer Payment Date shall be the first Business Day prior to the related Floating Rate Payer Period End Date.

Floating Rate for initial Calculation Period:	to be determined

Floating Rate Option:	USD-LIBOR-BBA

Floating Amount:	250 x Floating Rate x Notional Amount x Floating Rate Day Count Fraction

Designated Maturity:	One month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

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	Compounding:	Inapplicable

	Business Days:	New York, Maryland, California

	Calculation Agent:	Party A

	Governing Law	This Transaction and this Confirmation will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine except Section 5-1401 and Section 5-1402 of the New York General Obligation Law).

3.	Account Details and Settlement Information:	Payments to Party A:
JPMorgan Chase Bank
SWIFT: CHASUS33
For the Account of Swiss Re Financial Products Corporation
Account No.: 066-911184

Payments to Party B:
With respect to the Initial Payment only:
		Bank:	Fremont Investment and Loan
		ABA#:	322286447

With respect to any other Payments
Wells Fargo Bank, N.A.
		Bank:	ABA 121-000-248
		Account#:	3970771416
		Account Name:	Corporate Trust Clearing
		FFC to:	50945202
		Reference:	Fremont Home Loan Trust 2006-C, Swap Administration Account

4.	Notices	Copies of any notices delivered under this Agreement shall be delivered to:

		Address:	Wells Fargo Bank, N.A.
9062 Old Annapolis Rd.
Columbia, Maryland 21045
		Attn:	Client Manager – Fremont 2006-C
		Fax #:	(410) 715-2380
		Phone#	(410) 884-2000

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Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both (i) faxing the signed copy to Swiss Re Financial (917) 322-7201 and (ii) mailing the signed copy to Swiss Re Financial Products, 55 East 52nd Street, New York, New York 10053. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction as against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless the Counterparty requests.

For and on behalf of	For and on behalf of
SWISS RE FINANCIAL PRODUCTS CORPORATION	FREMONT INVESTMENT & LOAN

/s/ Linda H. Singer	/s/ Jeff Crusinberry
NAME: Linda H. Singer	NAME: Jeff Crusinberry
Title: Vice President	Title: Senior Vice President
Date: September 7, 2006	Date: September 7, 2006
(Signature Page to Swap Confirmation — Fremont 2006-C)

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Schedule A to the Confirmation dated as of September 7, 2006

Re: Reference Number: 1058464
* All dates subject to adjustment in accordance with the Following Business Day Convention with respect to each Floating Rate Payer Period End Date and subject to No Adjustment with respect to each Fixed Rate Payer Period End Date.

	Scheduled Maximum		Scheduled Maximum
	Swap Notional Amount		Swap Notional Amount
Period End Dates	($)[1]	Period	($)[1]
October 2006	7,032,420.33	April 2009	963,866.19
November 2006	6,964,562.91	May 2009	940,257.61
December 2006	6,884,873.57	June 2009	917,878.98
January 2007	6,793,505.31	July 2009	895,446.01
February 2007	6,690,672.21	August 2009	865,375.36
March 2007	6,576,652.81	September 2009	813,567.14
April 2007	6,451,805.29	October 2009	795,280.17
May 2007	6,316,603.23	November 2009	777,401.71
June 2007	6,171,826.94	December 2009	759,922.63
July 2007	6,018,418.68	January 2010	742,833.99
August 2007	5,857,985.04	February 2010	726,127.07
September 2007	5,694,358.45	March 2010	709,793.34
October 2007	5,535,630.14	April 2010	693,824.46
November 2007	5,381,365.99	May 2010	678,212.29
December 2007	5,231,439.41	June 2010	662,948.84
January 2008	5,085,693.62	July 2010	648,026.35
February 2008	4,942,964.98	August 2010	633,437.18
March 2008	4,798,303.55	September 2010	619,173.91
April 2008	4,638,752.05	October 2010	605,229.25
May 2008	4,412,045.23	November 2010	591,596.10
June 2008	4,147,922.37	December 2010	578,267.49
July 2008	3,687,865.15	January 2011	565,236.65
August 2008	2,767,099.73	February 2011	552,496.92
September 2008	1,143,617.81	March 2011	540,041.81
October 2008	1,113,963.91	April 2011	527,864.98
November 2008	1,085,697.21	May 2011	515,960.20
December 2008	1,058,749.80	June 2011	504,126.69
January 2009	1,034,176.03	July 2011	492,443.32
February 2009	1,010,180.08	August 2011	480,376.39
March 2009	986,748.00		—

6

ISDA®
International Swaps and Derivatives Association, Inc.
NOVATION AGREEMENT
dated as of September 7, 2006 among:
SWISS RE FINANCIAL PRODUCTS CORPORATION. (the “Remaining Party”),
FREMONT INVESTMENT & LOAN (the “Transferor”)
AND
WELLS FARGO BANK, N.A., not individually, but solely as Trust Administrator on behalf of the
Fremont Home Loan Trust 2006-C, Mortgage Backed Certificates, Series 2006-C (the “Transferee”)
The Transferor and the Remaining Party have entered into a Transaction (the “Old Transaction”), evidenced by a Confirmation dated as of September 7, 2006 (the “Old Confirmation”) attached hereto subject to an ISDA Master Agreement dated as of September 7, 2006 (the “Old Agreement”).
The Remaining Party and the Transferee agree to enter into an ISDA Master Agreement and related Schedule (the “New Agreement”) each dated as of September 7, 2006.
With effect from and including September 7, 2006 (the “Novation Date”) the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of the Old Transaction, with the effect that the Remaining Party and the Transferee enter into a new transaction (the “New Transaction”) between them having terms identical to those of the Old Transaction, as more particularly described below other than the right of the Transferor .to receive the Initial Payment as set for in the Old Confirmation.
The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transactions.
The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transaction.
Accordingly, the parties agree as follows: —
1.	Definitions.
Terms defined in the ISDA Master Agreement (Multicurrency-Cross Border) as published in 1992 by the International Swaps and Derivatives Association, Inc., (the “1992 ISDA Master Agreement”) are used herein as so defined, unless otherwise provided herein.
2.	Transfer, Release, Discharge and Undertakings.

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With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):
(a)	the Remaining Party and the Transferor are each released and discharged from further obligations to each other with respect to the Old Transaction and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to the Initial Payment or other payments or other obligations due and payable or due to be performed on or prior to the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transaction;

(b)	in respect of the New Transaction, the Remaining Party and the Transferee each undertake liabilities and obligations towards the other and acquire rights against each other identical in their terms to the Old Transaction (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party, save for any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date); and

(c)	the New Transaction shall be governed by and form part of the New Agreement and the Old Confirmation (which, in conjunction and as deemed modified to be consistent with this Novation Agreement, shall be deemed to be a Confirmation between the Remaining Party and the Transferee), and the offices of the Remaining Party and the Transferee for purposes of the New Transaction shall be New York, NY and Columbia, MD, respectively and the office of the Transferor for purposes of the Old Transaction shall have been Brea, CA; and

(d)	It is expressly understood and agreed by the parties hereto that (i) this Novation Agreement is executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Trust Administrator under the Pooling and Servicing Agreement dated as of September 1, 2006 in the exercise of the powers and authority conferred and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Fremont Home Loan Trust 2006-C is made and intended not as personal representations of the Trust Administrator but is made and intended for the purpose of binding only Fremont Home Loan Trust 2006-C, and (iii) under no circumstances will Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Novation Agreement, except as its role as Remaining Party.
3.	Representations and Warranties.
(a)	On the date of this Novation Agreement and on each Novation Date:
(i)	Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the 1992 ISDA Master Agreement with references in such Section to “this Agreement” or “any Credit Support Document” being deemed references to this Novation Agreement alone.

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(ii)	The Remaining Party and the Transferor each makes to the other, and the Remaining Party and the Transferee each makes to the other, the representation set forth in Section 3(b) of the 1992 ISDA Master Agreement, in each case with respect to the Old Agreement or the New Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)	Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that :
(A)	it has made no prior transfer (whether by way of security or otherwise) of the Old Agreement or any interest or obligation in respect of the Old Transaction; and

(B)	as of the Novation Date, all obligations of the Transferor and the Remaining Party under the Old Transaction required to be performed on or before the Novation Date have been fulfilled.
(b)	The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under the New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.
4.	Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
5.	Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6.	Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.	(a) Governing Law.

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This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

(b)	Jurisdiction.

The terms of Section 13(b) of the 1992 ISDA Master Agreement shall apply to this Novation Agreement with references in such Section to “this Agreement” being deemed references to this Novation Agreement alone.

8.	Account Details.

Payments to Remaining Party:

	Bank:	JPMorgan Chase Bank
	ABA #:	SWIFT: CHASUS33
For the Account of Swiss Re Financial Products Corporation
	Account #:	066-911184
	Account Name:	[ ]
	Reference:	[ ]

Payments to Transferee:

	Bank:	Wells Fargo Bank, N.A.
	ABA #:	121000248
	Account #:	3970771416
	Account Name:	Corporate Trust Clearing
	Reference:	50945202, Fremont Home Loan Trust 2006-C, Swap Administration Account

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IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

SWISS RE FINANCIAL PRODUCTS CORPORATION	FREMONT INVESTMENT & LOAN

/s/ Linda H. Singer	/s/ Jeff Crusinberry

NAME: Linda H. Singer	NAME: Jeff Crusinberry
Title: Vice President	Title: Vice President
Date: September 7, 2006	Date: September 7, 2006

WELLS FARGO BANK, N.A., NOT INDIVIDUALLY, BUT SOLELY AS TRUST ADMINISTRATOR ON BEHALF OF THE FREMONT HOME LOAN TRUST 2006-C, MORTGAGE-BACKED CERTIFICATES, SERIES 2006-C.

/s/ Graham Oglesby

NAME: Graham Oglesby
Title: Assistant Vice President
Date: September 7, 2006
(Signature Page to the Swap Novation — Fremont 2006-C)

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[ANNEX]
[Identification of Old Transaction to be discharged]
[Old Confirmation]

SWAP ADMINISTRATION AGREEMENT
          This Swap Administration Agreement, dated as of September 7, 2006 (this “Agreement”), among Wells Fargo Bank N.A., a national banking association (“Wells Fargo”), as swap administrator (in such capacity, the “Swap Administrator”), Wells Fargo, not in its individual capacity but solely as trust administrator for Fremont Home Loan Trust 2006-C, Mortgage Backed Certificates, Series 2006-C (in such capacity, the “Trust Administrator”) and HSBC Bank USA, National Association, as trustee for Fremont Home Loan Trust 2006-C, Mortgage Backed Certificates, Series 2006-C (“Trustee”).
          WHEREAS, the Trust Administrator is party to an Interest Rate Swap Agreement (the “Swap Agreement”), a copy of which is attached hereto as Exhibit A, between Wells Fargo, not individually, but solely as Trust Administrator on behalf of the Fremont Home Loan Trust 2006-C, Mortgage Backed Certificates, Series 2006-C and Swiss Re Financial Products Corporation, as counterparty (together with its successors in interest, the “Swap Provider”);
          WHEREAS, the Trustee, pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2006, among Fremont Mortgage Securities Corporation, Fremont Investment & Loan (“Fremont”), as originator and servicer, Wells Fargo, as master servicer, swap administrator and trust administrator, and the Trustee (the “Pooling and Servicing Agreement”), assigns all of its right, title and interest to receive Net Swap Payments (as defined in the Pooling and Servicing Agreement) pursuant to the Swap Agreement to the Swap Administrator;
          WHEREAS, the Trustee has specified the Swap Account as the account to receive the Net Swap Payments; and
          WHEREAS; the Trustee desires to appoint the Swap Administrator, and the Swap Administrator desires to accept such appointment, to distribute funds received from the Swap Providers as provided herein.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
     1. Definitions.
     Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement or in the related Indenture, as the case may be, as in effect on the date hereof.
     2. Swap Administrator.
     (a) The Trustee hereby appoints the Swap Administrator to receive all funds paid by the Swap Providers under the Swap Agreement (including any Swap Termination Payments) and the Swap Administrator hereby agrees to receive such amounts and to distribute on each Distribution Date such amounts in the following order of priority:

1

          (i) first, to the Trust Administrator for deposit into the Swap Account, an amount equal to the sum of the following amounts, if any, remaining outstanding after distribution of the Excess Cashflow for such Distribution Date: (A) Current Interest or Unpaid Interest Shortfall Amounts, (B) Net WAC Rate Carryover Amounts; (C) Overcollateralization Deficiency amounts; and (D) Allocated Realized Loss Amounts;
          (ii) second, to Wells Fargo, as the indenture trustee of the NIM Trust, if any, as and to the extent designated in writing by Fremont to the Swap Administrator, and
          (iii) third, to holder(s) of the Class C Certificates, or to such other Person as designated in writing by such holder(s) to the Swap Administrator from time to time.

2

     (b) On or before the second Business Day prior to each LIBOR Determination Date, the Swap Administrator shall make available to each Swap Provider and the Servicer the aggregate Certificate Principal Balance of the Senior Certificates and the Subordinate Certificates, as of such date.
     3. Swap Administration Account.
     (a) The Swap Administrator shall segregate and hold all funds received pursuant to the Swap Agreement (including any Swap Termination Payments) separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Swap Administrator one or more segregated accounts (such account or accounts, the “Swap Administration Account”), which may be a subaccount of the Swap Account, held in trust for the benefit of the Trustee and the parties to this Agreement. All amounts on deposit in the Swap Administration Account shall remain uninvested unless the Swap Administrator receives instructions to the contrary from Fremont. The Swap Administrator hereby agrees that it holds and shall hold the Swap Administration Account and all amounts deposited therein in trust for the exclusive use and benefit of the Trustee as their interests may appear.
     (b) With respect to the Swap Agreement and notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within 30 days after receipt by the Swap Administrator of a Swap Termination Payment paid by a terminated Swap Provider, the Swap Administrator shall deposit such Swap Termination Payment into a separate, non-interest bearing account established by the Swap Administrator and the Swap Administrator shall, on each Distribution Date following receipt of such Swap Termination Payment (unless a replacement swap agreement has been entered into) withdraw from such account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Trust by the original Swap Provider (computed in accordance with Section 2 of the original Swap Agreement) and distribute such amount in accordance with Section 2(a) of this Agreement. On the Distribution Date immediately after the termination date of an original Swap Agreement, the Swap Administrator shall withdraw any funds remaining in the related account and distribute such amount in accordance with Section 2(a)(iii) of this Agreement.
     4. Representations and Warranties of the Swap Administrator. Wells Fargo represents and warrants as follows:
     (a) Wells Fargo is duly organized and validly existing national banking association under the laws of the United States and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations as Swap Administrator hereunder.
     (b) The execution, delivery and performance of this Agreement by Wells Fargo as Swap Administrator has been duly authorized by Wells Fargo.
     (c) This Agreement has been duly executed and delivered by Wells Fargo as Swap Administrator and is enforceable against Wells Fargo in accordance with its terms,

3

except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).
     (d) No consent of any Person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement by Wells Fargo as Swap Administrator.
     (e) The execution, delivery and performance of this Agreement by Wells Fargo as Swap Administrator does not conflict with or result in a violation of (i) any law or regulation applicable to Wells Fargo, (ii) Wells Fargo’s charter or (iii) any other agreement or instrument to which Wells Fargo is a party or by which its assets are bound.
     (f) There is no litigation pending or threatened against Wells Fargo that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Swap Administrator to perform any of its other obligations hereunder in accordance with the terms hereof.
     5. Certain Matters Relating to the Swap Administrator.
     (a) The rights, duties and liabilities of the Swap Administrator in respect of this Agreement shall be as follows:
          (i) The Swap Administrator shall have the full power and authority that it may deem advisable in order to enforce the provisions of this Agreement that it may deem advisable in order to enforce the provisions hereof. The Swap Administrator shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Swap Administrator shall not be required to take any action to exercise or enforce any of its rights or powers hereunder which, in the opinion of the Swap Administrator, shall be likely to involve expense or liability to the Swap Administrator, unless the Swap Administrator shall have received an agreement satisfactory to it in its sole discretion to indemnify it against such liability and expense.
          (ii) The Swap Administrator shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any party hereto or otherwise as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Swap Administrator under this Agreement.
          (iii) The Swap Administrator may perform any duties hereunder either directly or by or through agents or attorneys of the Swap Administrator. The Swap Administrator shall not be liable for the acts or omissions of its agents or attorneys so long as the Swap Administrator chose such Persons with due care.

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     (b) The Swap Administrator shall be entitled to the same rights, protections and indemnities afforded to the Trustee and Trust Administrator under the Pooling and Servicing Agreement, as if specifically set forth herein with respect to the Swap Administrator.
     6. Replacement of Swap Administrator.
          Any corporation, bank, trust company or association into which the Swap Administrator may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Swap Administrator shall be a party, or any corporation, bank trust company or association succeeding to all or substantially all the corporate trust business of the Swap Administrator, shall be the successor of the Swap Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law.
          No resignation or removal of the Swap Administrator and no appointment of a successor Swap Administrator shall become effective until the appointment by Fremont of a successor swap administrator. Any successor swap administrator shall execute such documents or instruments necessary or appropriate to vest in and confirm to such successor swap administrator all such rights and powers conferred by this Agreement.
          The Swap Administrator may resign at any time by giving written notice thereof to the other parties thereto. If a successor swap administrator shall not have accepted the appointment hereunder within 30 days after the giving by the resigning Swap Administrator of such notice of resignation, the resigning Swap Administrator may petition any court of competent jurisdiction for the appointment of a successor swap administrator.
          In the event of a resignation or removal of the Swap Administrator, Fremont shall promptly appoint a success Swap Administrator.
     7. Miscellaneous.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (b) Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Swap Administrator irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Swap Administrator waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.
     (c) This Agreement may be amended, supplemented or modified in writing by the parties hereto.

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     (d) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.
     (e) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     (f) The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty
     (g) The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.
     8. Nonpetition.
          Notwithstanding any prior termination of this Agreement, each of the Swap Administrator, the Trust Administrator and the Trustee agree that it shall not acquiesce, petition or otherwise invoke or cause Fremont Home Loan Trust 2006-C (the “Trust”) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of the property of the Trust, or ordering the winding up or liquidation of the affairs of the Trust.
     9. Third Party Beneficiaries.
          Fremont, the indenture trustee under the NIM Trust, if any, and the NIM Insurer, if any, shall each be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WELLS FARGO BANK, N.A., as Swap Administrator and, not in its individual capacity but solely as Trust Administrator

By:	/s/ Graham Oglesby
Name: Graham Oglesby
Title: Assistant Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee for the Fremont Home Loan Trust 2006-C

By:	/s/ Elena Zheng
Name: Elena Zheng
Title: Assistant Vice President
(Signature Page to Swap Administration Agreement — Fremont 2006-C)

7

EXHIBIT A
SWAP AGREEMENT

8